EXHIBIT 5

                               OPINION OF COUNSEL

                                 JAMES W. NEAREN
                                 Attorney at Law

Licensed Only in Colorado

                                  July 24, 1996

Board of Directors
ICIS Management Group, Inc.
5050 N. Federal Highway
Lighthouse Pt., FL 33064

Re: July 24, 1996 Form S-3 Registration Statement

Dear Sirs,

     I have acted as special federal securities counsel for ICIS Management Group, Inc. (the "Company"), a Florida corporation, in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the " Securities Act"), of a registration statement on Form S-3 (the "Registration Statement"), relating to the offer and sale of 3,000,000 shares of common stock (the "Common Stock") upon conversion of certain rights, warrants or options held by certain individuals and entities.

     As special securities counsel for the Company, I am familiar with the Company's corporate charter, by-laws, minute book and other corporate records. Thus, I am familiar with the Company's corporate powers, franchises and other rights under which it carries on its business. For the purpose of the opinions expressed hereinbelow, I have examined, among other things, the Registration Statement to be filed in regards to the above offering, minutes of meetings of the board of directors, and documents related thereto.

     I have supervised proceedings taken in connection with the authorization, execution and delivery by the Company of the Registration Statement and, as contemplated thereby, the authorization and issuance of the shares of Common Stock to be issued thereunder.

     In arriving at the opinions set forth below, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of all such corporate records (including the aforesaid documents) and all such other instruments, documents and certificates of public officials, officers and representatives of the Company and of other persons and have made such investigations of law as I have considered necessary or appropriate as a basis for my opinions. My opinions are qualified in all respects by the scope of my document examination and I make no representation as to the sufficiency of my investigation for your purpose. I have not made any document examination or rendered any other advice other than as described herein and I at all times have assumed and relied upon the truth and completeness of the information, statements, and representations which have been given by the Company to me. I do not express any opinion with respect to the completeness, adequacy, accuracy or any other aspect of the financial statements incorporated by reference in the Registration Statement.

     In rendering this opinion, I have assumed, without independently verifying such assumptions, and this opinion is based and conditioned upon the following:
(i) the genuineness of the signatures on and the enforceability of all instruments, documents and agreements examined by me; the authenticity of all documents furnished for my examination as originals and the conformity to original documents of all documents furnished to me as copies; (ii) where an executed document has been presented to me for my review, that such document has been duly executed on or as of the date recited therein and that execution and delivery was duly authorized on the part of the parties thereto; (iii) each of the foregoing certificates, instruments and documents being duly authorized, executed and delivered by or on behalf of all the respective parties thereto, and such certificates, instruments, and documents being legal, valid and


               5050 N. Federal Highway, Lighthouse Point, FL 33064
                      Office 954-426-0806 Fax 954-426-5311

Correspondence to ICIS Management Group, Inc.
July 24, 1996
Page 2

binding obligations of such parties; (iv) the truth and accuracy of representations and statements made in the document furnished to me for my review; (v) the truth and accuracy as to matters of law contained in documents received from the State of Florida; and (vi) the Company will be operated in accordance with the terms of its charter documents and the laws of the State of Florida and the terms of the instruments or documents referred to above.

     Based upon the foregoing, I am of the opinion that:

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida, the jurisdiction of its incorporation;

     2. The terms and provisions of the Common Stock conform to the descriptions thereof contained in the Registration Statement, and the forms of certificates used to evidence the stock are in due and proper form and no stockholder is entitled to any preemptive rights to subscribe to or purchase any of the Common Stock.

     3. The issuance and the sale of the shares of Common Stock in this offering have been duly and validly authorized and upon delivery to the shareholders will have been duly authorized, validly issued, fully paid for and non assessable.

     4. Based upon my knowledge as president of the Company, there are no suits, proceedings or actions known to me which are threatened or pending against the Company in any court or before or by any governmental body which might materially and adversely affect the business of the Company, its condition (financial or otherwise), business operations, income, properties or business prospects, except as set forth in the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 1995 as filed with the Commission.

     5. No consent, approval, order or authorization of any regulatory board, agency, or instrumentality having jurisdiction over the Company or its properties (other than registration under the Securities Act or qualification under state securities or Blue Sky laws or clearance from the NASD) is required for the valid authorization, issuance and delivery of the stock or, if required, has been obtained and is in full force and effect.

     I am admitted to practice before the State of Colorado and certain federal courts only. I am not admitted to practice in Florida, the state of the principal place of business of the Company, or in any other jurisdiction, other than Colorado, in which the Company may own property or transact business. My opinions herein are with respect to federal law only and, to the extent my opinions are derived from laws of other jurisdictions, are based upon an examination of relevant authorities and the documents referenced herein and are believed to be correct and I have not directly obtained legal opinions as to such matters from attorneys licensed in such other jurisdictions. No opinion is expressed upon any conflict of law issues. My opinions are qualified to the extent that enforcement of rights and remedies are subject to bankruptcy, insolvency, fraudulent conveyance, moratorium, and other laws of general application or equitable principles affecting the rights and remedies of creditors and security holders and to the extent that the availability of the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding thereof may be brought.

     This opinion is limited to matters existing as of this date, and no responsibility is assumed to advise you of changes (factual or legal) which may hereafter occur, whether deemed material or not.



               5050 N. Federal Highway, Lighthouse Point, FL 33064
                      Office 954-426-0806 Fax 954-426-5311

Correspondence to ICIS Management Group, Inc.
July 24, 1996
Page 3

     This opinion is furnished by me to you as special federal securities counsel for the Company and it is solely for your benefit. I have advised you of the conflict of interest that may exist by virtue of my position as an officer and director of the Company and you have waived any such conflict and agreed to indemnify me from any claim arising therefrom. This opinion is not to be used, circulated, quoted or otherwise referred to in whole or in part for any other purpose, other than as set forth in my consent to the use of the same in the Registration Statement.

                                                     Very truly yours,

                                                     /s/ James W. Nearen
                                                     -------------------
                                                     James W. Nearen


               5050 N. Federal Highway, Lighthouse Point, FL 33064
                      Office 954-426-0806 Fax 954-426-5311